TCO 361918551v2 1 NON-COMPETITION AGREEMENT THIS NON-COMPETITION AGREEMENT (“Non-Competition Agreement”) is being executed and delivered effective as of May 3, 2016, by Jeffrey Hoffman, individually (the “Owner”), the indirect majority owner of Danya International LLC, a Maryland limited liability company (the “Company”), in favor of and for the benefit of DLH Holdings Corp., a New Jersey corporation (the “Buyer”), the Company and each of the Buyer’s and the Company’s present and future successors, assigns and direct and indirect subsidiaries (individually, a “Covered Party” and collectively, the “Covered Parties”). A. As the majority (direct or indirect) equity holder of the Company, and as an officer and director/manager of the Company, prior to the closing (the “Closing”) of the Transaction (as defined below), the Owner has obtained extensive and valuable knowledge and confidential information concerning the business of the Company that has contributed to the value of the Company. B. Pursuant to an Equity Purchase Agreement dated as of even date herewith, by and among the Buyer, the Owner and the other parties named therein (the “Purchase Agreement”), the Owner has agreed to sell to the Buyer, and the Buyer has agreed to purchase all of the issued and outstanding equity interests of the Company (the “Transaction”). C. In connection with, and as a condition to the consummation of, the Transaction, and to enable the Buyer to secure more fully the benefits of such Transaction, including the protection and maintenance of the Company’s goodwill and confidential information, the Buyer has required that the Owner enter into this Non-Competition Agreement. D. The Owner is entering into this Non-Competition Agreement in order to induce the Buyer to consummate the transactions contemplated by the Purchase Agreement, pursuant to which the Owner will receive a material benefit. In order to induce the Buyer to consummate the Transaction, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Owner agrees as follows: 1. Restriction on Competition. (a) Restriction. The Owner agrees that during the period beginning on the date hereof and continuing until the fourth anniversary of the date hereof (the “Restricted Period”), the Owner will not, directly or indirectly (other than on behalf of a Covered Party), without the prior written consent of the Company, engage in a Competitive Business Activity (as defined below) anywhere in the Territory (as defined below); provided, however, that notwithstanding the foregoing, the Owner agrees that during the period beginning on the date hereof and continuing until the end of the second procurement cycle (including, for the avoidance of doubt, any modifications of existing contracts) with respect to Contract No. HHSP233201500 144G with the Department of Health and Human Services, dated April 29, 2015, as it may be extended, modified, replaced, superseded, succeeded or followed-on (the “Head Start Contract”), Owner will not take any action to interfere, or attempt to interfere, with the business interests of any of the Covered Parties in such Head Start Contract. For all purposes hereof, the term “Competitive Business Activity” shall mean having an ownership interest of greater than three percent (3%) (individually or in combination with an affiliate or immediate family member of the Owner) in or participating, directly or indirectly, in the operation, financing, management or control of, or becoming employed in a management level position by, any firm, partnership, corporation, entity or business that sells, delivers or provides products or services that are directly competitive with the products or services that are sold, delivered or provided by the Company as of the date hereof to any agency, branch or instrumentality of the United States

TCO 361918551v2 2 Government, or to any state or local government, that is a client of the Company as of the date hereof or was a client of the Company within the one (1) year period prior to the date hereof; provided, that nothing in this Section 1(a) shall restrict the Owner from being employed directly by the United States federal government or any state or local government entity. For all purposes hereof, the term “Territory” means only the geographic areas in which the Company conducted business during the one (1) year period prior to the date hereof. (b) Acknowledgment. The Owner acknowledges and agrees, based upon the advice of legal counsel and his own education, experience and training, that (i) the Owner possesses knowledge of confidential information of the Company, (ii) because of the Owner’s education, experience and capabilities, the provisions of this Non-Competition Agreement will not prevent the Owner from earning a livelihood, (iii) the Owner’s execution of this Non-Competition Agreement is a material inducement to the Buyer to enter into the Purchase Agreement and to realize the Company’s goodwill, and consummate the transactions contemplated thereby, for which the Owner will receive a substantial financial benefit, (iv) it would impair the goodwill of the Company and reduce the value of the assets of the Company and cause serious and irreparable injury if the Owner were to use his ability and knowledge in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Company’s products and services, (v) the Owner has no intention of competing in the Territory with the Company in violation of the terms of this Agreement during the Restricted Period, (vi) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Owner to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided by the Buyer under this Non-Competition Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties. 2. No Solicitation; No Disparagement. (a) No Solicitation of Employees and Consultants. The Owner agrees that, during the Restricted Period, the Owner will not, either on his own behalf or on behalf of any other person or entity (other than the Covered Parties), directly or indirectly, (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Party Personnel (as defined below), (ii) encourage, induce, attempt to induce, solicit or attempt to solicit any Covered Party Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party or (iii) in any way interfere with the relationship between any Covered Party Personnel and any Covered Party. For purposes of this Non- Competition Agreement, “Covered Party Personnel” means and includes any person or entity who is an employee, consultant or independent contractor of the Company on the date hereof or who was an employee, consultant or independent contractor of the Company within the one (1) year period prior to the date hereof, other than (i) any such person or entity who has ceased to be an employee, consultant or independent contractor of the Company for a period of six (6) or more months and (ii) any such consultant or independent contractor that has provided professional services to the Company, such as legal, financial or accounting services; provided, however, the Owner will not be deemed to have violated this Section 2(a) if any Covered Party Personnel voluntarily and independently solicits an offer of employment from such employer by responding to a general advertisement or solicitation program conducted by or on behalf of such employer, or is subsequently hired by such employer, as long as the Owner has no involvement or participation, either directly or indirectly, in the recruitment of, or the hiring process or decision with respect to, such employee or consultant (and at the written request of a Covered Party provides an affidavit to that effect).

TCO 361918551v2 3 (b) Non-Solicitation of Customers and Suppliers. The Owner agrees that, during the Restricted Period, the Owner will not, individually or on behalf of any other person or entity (other than a Covered Party), directly or indirectly: (i) (A) induce, attempt to induce, solicit or otherwise cause any Covered Customer (as defined below) to (1) cease being a client or customer of or to not become a client or customer of the Company, or (2) reduce the amount of business of such Covered Customer with the Company or otherwise to discontinue or alter, in a manner adverse to the Company, such business relationship, (B) otherwise interfere with, disrupt or attempt to interfere with, reduce or disrupt, the contractual relationship between the Company and any Covered Customer, including, without limitation, influencing or attempting to influence, for a purpose competitive with the products or services that are sold or provided by the Company as of the date hereof, any Covered Customer to terminate or modify any written or oral agreement with the Company, (C) otherwise divert any business from any Covered Customer with the Company, or (D) solicit for business, provide services to, engage in or do business with, or become employed or retained by, any Covered Customer for products or services that are the same as or substantially similar to, or otherwise competitive with, the products or services that are sold or provided by the Company as of the date hereof; or (ii) interfere with or disrupt, or arrange to have any other person or entity interfere with or disrupt, any person or entity that was a vendor, supplier, distributor, agent or other service provider of, the Company as of the date hereof or during the one (1) year period prior to the date hereof, for a purpose competitive with the products and services that are sold or provided by the Company as of the date hereof. For purposes of this Non-Competition Agreement, “Covered Customer” means any client or customer of the Company as of the date hereof or during the one (1) year period immediately prior to the date hereof, and any prospective client or customer to which the Company has actively marketed or has made or has taken specific action to make a proposal within the one (1) year period prior to the date hereof. In the case of a government agency, “client or customer” includes the source selection officials or program office for any applicable contract or program and all offices and personnel that report to or support such source selection officials or program office, and each successor thereto (whether by reorganization or otherwise). (c) Non-Disparagement. (i) The Owner agrees that, during the Restricted Period, he will not engage in any conduct that involves the making or publishing (including, without limitation, through electronic mail distribution or online social media) of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or goodwill of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. This provision is not applicable to (A) truthful testimony obtained through subpoena, (B) any truthful information provided pursuant to investigation by any governmental body, and shall not be construed to (1) require the Owner to refrain from offering any testimony (whether by deposition, written interrogatory, at trial, or otherwise) he may be required to offer in connection with any legal proceeding) or (2) restrict the Owner from enforcing his rights under the Purchase Agreement or under any other agreements and instruments executed in connection therewith. (ii) By its acceptance hereof, the Buyer agrees that, during the Restricted Period, it will instruct its officers and directors to not, and it will instruct each other Covered Party’s officers and directors to not, engage in any conduct that involves the making or publishing (including, without limitation, through electronic mail distribution or online social media) of written or oral statements or

TCO 361918551v2 4 remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Owner. This provision is not applicable to (A) truthful testimony obtained through subpoena, (B) any truthful information provided pursuant to investigation by any governmental body, and shall not be construed to (1) require the Buyer or any other Covered Party to refrain from offering any testimony (whether by deposition, written interrogatory, at trial, or otherwise) it may be required to offer in connection with any legal proceeding) or (2) restrict the Buyer from enforcing its rights under the Purchase Agreement or under any other agreements and instruments executed in connection therewith. The Buyer shall be responsible for any breach by its officers or directors, or by any other Covered Party’s officers or directors, of the obligations set forth in this paragraph. 3. Confidentiality. (a) Non-Disclosure. The Owner will keep confidential and will not, except in the performance of the Owner’s duties on behalf of any Covered Party, directly or indirectly, use, disclose, reveal, publish, transfer or provide access to any and all Confidential Information. As used in this Non- Competition Agreement, “Confidential Information” means all material and information relating to the business, affairs and assets of the Company, including material and information that concerns or relates to the Company’s bidding and proposal, technical, computer hardware and software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, strategic planning, and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (i)(A) gathered, compiled, generated, produced, or maintained by such person or entity through its employees and agents, or provided to such person or entity by its suppliers, service providers, customers or equity holders; and (B) intended and maintained by such person or entity, or its suppliers, service providers, customers or equity holders to be kept in confidence; or (ii) not generally known to the public by reason other than breach of this Non- Competition Agreement or other misconduct. Examples of “Confidential Information” include but are not limited to bids, proposals, policies, specifications, procedures, software, programs, techniques, formulas, trade secrets, analytical models, plans, processes, managerial methods and decisions, customer names and lists, customer needs and requirements, cost and financial data, personnel files and other employee information, drawings, charts, diagrams, graphs, contracts, reports, manuals, handbooks, policies, proposals, worksheets, correspondence, memoranda, and forms. (b) Exceptions. The obligations set forth in Section 3(a) hereof will not apply to any information that would otherwise constitute Confidential Information but that the Owner can reasonably demonstrate: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation to, the Company; (ii) is or becomes publicly known or generally known through no fault of, or other wrongdoing by, the Owner or the Owner’s affiliates or agents; (iii) is already in the possession of the person or entity receiving the information through lawful sources, not bound by a confidentiality agreement or other confidentiality obligation, and through no fault of the Owner or the Owner’s affiliates or agents; (iv) the Buyer agrees in writing may be disclosed; or (v) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that, if possible, (A) the Company is given reasonable prior written notice, (B) the Owner cooperates (and causes the Owner’s affiliates and agents to cooperate), at the Buyer’s expense, with any reasonable request of the Buyer to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Owner and the Owner’s affiliates and agents only disclose such portion of the Confidential Information that is expressly required by such order, as it may be subsequently narrowed). 4. Exceptions. Notwithstanding any provision of this Agreement to the contrary, the Owner shall not be prohibited or restricted by this Agreement from performing or engaging in any of the following:

TCO 361918551v2 5 (a) serving as a director of a private or public company primarily engaged in the business of providing products or services to any agency, branch or instrumentality of the United States Government or any state or local government, or (b) serving as an officer, member or director of a non-profit organization, trade association, task force, industry group or governmental advisory board primarily engaged in matters related to the provision of products or services to any agency, branch or instrumentality of the United States Government or any state or local government. 5. Representations and Warranties. The Owner represents and warrants, to and for the benefit of the Covered Parties, that: (a) the Owner has full power and capacity to execute and deliver, and to perform all of the Owner’s obligations under, this Non-Competition Agreement; and (b) neither the execution and delivery of this Non-Competition Agreement nor the performance of the Owner’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Owner is bound. By entering into this Non-Competition Agreement, the Owner certifies and acknowledges that he has carefully read all of the provisions of this Non-Competition Agreement, and that the Owner voluntarily and knowingly enters into this Non-Competition Agreement. 6. Remedies. The Owner agrees that, in the event of any breach or threatened breach by the Owner of any covenant or obligation contained in this Non-Competition Agreement, each applicable Covered Party will be entitled (in addition to any other remedy at law or in equity that may be available, including monetary damages) to seek the following in addition to such other remedies as the Covered Party may seek and a court of competent jurisdiction may award: (a) an injunction restraining such breach or threatened breach, without the necessity of proving actual damages or posting bond or security, which the Owner expressly waives; and (b) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Non-Competition Agreement. The Owner hereby consents to the award of any of the above remedies in connection with any such breach. The Owner hereby acknowledges and agrees that in the event of any breach of this Agreement, the portion of the consideration delivered to the “Seller” under the Purchase Agreement which is allocated by the parties thereto to this Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties. 7. Integration and Non-Exclusivity. This Non-Competition Agreement and the Purchase Agreement and the documents referenced herein and therein contain the entire agreement between the Owner and the Covered Parties concerning its subject matter and no other representations, promises, agreements or understandings, written or oral, concerning such subject matter will be of any force or effect. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Non-Competition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Owner, under this Non-Competition Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) conferred by contract, including the Purchase Agreement and any other written agreement between the Owner and any of the Covered Parties. Nothing in the Purchase Agreement will limit any of the obligations, liabilities, rights or remedies of any party, nor will any breach of the Purchase Agreement or any other agreement between the Owner and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties. Nothing in this Non-Competition Agreement shall supersede or otherwise negate any post-employment confidentiality, nondisclosure, nonsolicitation, noninterference, intellectual property or noncompetition obligations imposed by any other agreement between the Owner and any of the Covered Parties. 8. Severability; Independent Covenants; Blue Penciling.

TCO 361918551v2 6 (a) Severable Provisions. If any provision of this Non-Competition Agreement, or any part thereof, is found or held to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof will be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Non-Competition Agreement. Each provision and part thereof of this Non-Competition Agreement is separable from every other provision and part thereof of this Non-Competition Agreement. (b) Independent Covenants. Each of the covenants in this Non-Competition Agreement will be construed as an agreement independent of any other agreement and independent of any other provision of this Non-Competition Agreement, and the existence of any claim or cause of action will not constitute a defense to the enforcement of such covenants. (c) Reformation. If any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Owner will, at the Buyer’s request, join the Buyer in requesting that such court take such action. 9. Governing Law; Jurisdiction; Venue; WAIVER OF JURY TRIAL. (a) Law. This Non-Competition Agreement will be construed, enforced and governed by the laws of the State of Maryland without regard to its conflicts of law provisions. (b) Jurisdiction; Venue; Waiver of Jury Trial. The Owner agrees that any legal action or other legal proceeding arising out of or relating to this Non-Competition Agreement may be brought in any state or federal court of proper jurisdiction serving Montgomery County, Maryland (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). The Owner: (i) agrees that any Specified Court will be deemed to be a convenient forum; (ii) after valid service of process has been effected, agrees not to assert in any such legal proceeding commenced in any Specified Court, any claim that the Owner is not subject to personal jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Non-Competition Agreement may not be enforced in or by such court; and (iii) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NON-COMPETITION AGREEMENT. 10. Waiver. Any delay or omission by a party in exercising its rights under this Non- Competition Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Non-Competition Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Non-Competition Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given.

TCO 361918551v2 7 11. Successors and Assigns. This Non-Competition Agreement will be binding upon the Owner and the Owner’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Non-Competition Agreement, at any time, in whole or in part, to any person or entity which purchases a majority of or all of the equity securities (whether by equity sale, merger or otherwise) or substantially all of the assets of such Covered Party, without obtaining the consent or approval of the Owner. The Owner agrees that the obligations of the Owner under this Non-Competition Agreement are personal and will not be assigned by the Owner. 12. Third Party Beneficiaries. Each of the Buyer’s and the Company’s present and future Affiliates, successors and direct and indirect subsidiaries are third party beneficiaries to all of the rights conferred to the Covered Parties by the Owner under this Non-Competition Agreement and, as such, are entitled to enforce the terms and restrictions contained herein. 13. Construction. The Owner acknowledges that he has been represented by counsel, or had the opportunity to be represented by counsel of his choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Non-Competition Agreement. Neither the drafting history nor the negotiating history of this Non-Competition Agreement will be used or referred to in connection with the construction or interpretation of this Non-Competition Agreement. 14. Survival of Obligations. The expiration of the Restricted Period will not relieve the Owner of any obligation or liability arising from any breach by the Owner of this Non-Competition Agreement during the Restricted Period. The Owner further agrees that the time period during which the covenants contained in Section 1 and Section 2 will be effective will be computed by excluding from such computation any time during which the Owner is in violation of any provision of such Sections. 15. Amendment. This Non-Competition Agreement may not be changed in any respect, except by a written agreement executed by the Owner and the Buyer (or any successor or assign). 16. Notices. All notices, requests, demands and other communications pertaining to this Non- Competition Agreement or otherwise required or permitted hereunder (“Notices”) must be in writing addressed as follows: (a) If to the Owner, to the address below the Owner’s name on the signature page to this Non-Competition Agreement; and (b) If to the Buyer (or any other Covered Party): DLH Holdings Corp., 3565 Piedmont Road, Suite 3-700, Atlanta, Georgia, Attn: Chief Executive Officer, with a copy to (that will not constitute notice) Holland & Knight LLP, 1600 Tysons Boulevard, Suite 700, McLean, Virginia 22102, Attention: Adam J. August, Facsimile: (703) 720-8610, E-Mail: adam.august@hklaw.com. Notices will be deemed given on the first business day (which means a day, other than a Saturday or Sunday, on which commercial banks in Washington, DC are open for the general transaction of business) after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered via facsimile or electronic-mail/e-mail will be deemed given when actually received (or refused) by the recipient. Notices delivered by personal service will be deemed given when actually received by the recipient. Any party may change the address to which Notices under this Non- Competition Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Non-Competition Agreement for giving notice.

TCO 361918551v2 8 17. Electronic Signature. This Non-Competition Agreement may be executed by transfer of an originally signed document by facsimile, e-mail in PDF format, or other electronic means, each of which will be as fully binding as an original document. (Signature appears on following page.)

{N0110078 } Signature Page to Non-Competition Agreement TCO 361918551v2 IN WITNESS WHEREOF, the Owner has duly executed and delivered this Non-Competition Agreement as of the date first above written. Jeffrey Hoffman, individually /s/ Jeffrey Hoffman Address: Telephone No.: ( ) Facsimile No.: ( ) Electronic mail: ( ) #37894629_v4